EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Adobe Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-10753, 33-18986, 33-23171, 33-30976, 33-36501, 33-38387, 33-48210, 33-63518, 33-78506, 33-83030, 33-83502, 33-83504, 33-84396, 33-86482, 33-59335, 33-63849, 33-63851, 333-28195, 333-28203, 333-28207, 333-57589, 333-81191, 333-87165, 333-39524, 333-52214, 333-57074, 333-72424, 333-90518, 333-108014, 333-130104, 333-130185, 333-144676, 333-153657, 333-158404, 333-162779, 333-167968, 333-170254, 333-171902, 333-174588, 333-175910, 333-177229, 333-178065, 333-179221, 333-180730, 333-186143, 333-189646, 333-190846, 333-197048, 333-198973, 333-202732, 333-205225, 333-212305, 333-215613, 333-219023, 333-225922 and 333-230845) on Form S-8 and registration statement (No. 333-229364) on Form S-3 of Adobe Inc. of our report dated January 21, 2020, with respect to the consolidated balance sheets of Adobe Inc. as of November 29, 2019 and November 30, 2018, the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 29, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of November 29, 2019, which report appears in the November 29, 2019 annual report on Form 10‑K of Adobe Inc.
Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board's Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, as of December 1, 2018.

(signed) KPMG LLP
Santa Clara, California
January 21, 2020